                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 1997

                          IMTEK OFFICE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                 33-24464-NY                  11-2958856
(State or other jurisdiction       (Commission                 (IRS Employer
of incorporation)                  File Number)            Identification No.)

     8003 CORPORATE DRIVE, SUITE C, BALTIMORE, MARYLAND             21236
           (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (410) 931-2054

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

         In October 1997, the Registrant acquired substantially all of the business of Beneficial Assistance, Inc. ("Beneficial"), a financial services corporation specializing in viatical settlements, a fee-based business involving the buying and reselling of life insurance policies owned by terminally ill individuals. The acquisition was consummated through two separate transactions: an asset purchase (the "Asset Purchase") and an exchange of stock (the "Exchange"). Beneficial commenced operations effective January 1, 1997.

         In October 1997, Imtek Services Corporation ("Services"), a direct wholly-owned subsidiary of the Registrant, purchased a computer system from Beneficial and entered into non-competition agreements with Brad C. Thompson, Robert W. Hoover and Andrew J. Walter, the stockholders of Beneficial (hereinafter, the "Beneficial Stockholders"), in exchange for a one-year installment note payable to the Beneficial Stockholders in the aggregate principal amount of $240,000, bearing interest compounded annually at a rate of 8% (the "Installment Note"). The Installment Note was paid in full prior to June 30, 1998.

         Effective October 1, 1997, Beneficial distributed its assets, except for approximately $35,000 in cash and the computer system purchased by the Registrant in the Asset Purchase, and its liabilities, except for certain contingent liabilities carried on the books of Beneficial, to the Beneficial Stockholders (hereinafter, the "Distribution"), and ceased operations.

         The Beneficial Stockholders then contributed the assets and liabilities received in the Distribution to Thompson Business Products, Inc., a Maryland corporation formed on October 10, 1997, in exchange for 50,000 shares of common stock of Thompson, constituting all of the authorized share capital of Thompson (the "Contribution").

         Immediately following the Contribution, the Registrant acquired Thompson in a transaction in which Services exchanged 1,000,000 shares of the Registrant's common stock for all 50,000 shares of capital stock of Thompson. The effect of the transaction was to make Thompson a direct wholly-owned subsidiary of Services.

         In addition to the 1,000,000 shares of the Registrant's common stock paid by the Registrant in the Exchange, the Registrant and the Beneficial Stockholders entered into an agreement to pay up to $185,000 to Messrs. Thompson, Hoover and Walter in the event that certain revenue targets were met as of September, 1998 (hereinafter, the "Earnout"). The targets were met and the Earnout was paid by June, 1998.

         The written agreements originally entered into by the parties in connection with the Asset Purchase, the Exchange and the Earnout did not accurately reflect the intentions of the parties nor the manner in which the Asset Purchase, Exchange and Earnout was actually consummated. As a result, the parties to the Asset Purchase, the Exchange and the Earnout entered into a Restated Asset Purchase Agreement, a Restated Exchange Agreement, and the Restated Earnout Agreement, respectively, on September 30, 1998, which are incorporated by reference.

         On December 23, 1997, Thompson changed its name to Imtek Funding Corporation ("Funding"). Funding has continued Thompson's and Beneficial's viatical settlement business, which has experienced significant growth. As a result, the Registrant's revenues on a consolidated basis have increased materially. The viatical settlement business is intrinsically different from the office products and equipment sale and leasing business of the Registrant which the Registrant otherwise conducts.

         At the time Thompson became a wholly-owned subsidiary of Services, its assets consisted of $1,200,000 in restricted cash held in customer escrow accounts pending completion of the services for which Thompson was engaged by its customers and a customer list. The restricted cash was treated as an asset on Thompson's books, and the matching amounts held in the customer escrow accounts were treated as a liability on Thompson's books. The consideration provided by the Registrant in the Asset Purchase, Exchange and Earnout represented a negotiated price.

         The persons from whom the Thompson common stock was acquired were Brad
C. Thompson, Robert W. Hoover, Andrew J. Walter and certain members of their respective families (collectively, the "Thompson Stockholders"). The 1,000,000 shares of Registrant's common stock received in the Exchange was distributed pro-rata to the Thompson Stockholders according to their ownership of Thompson capital stock immediately prior to the Exchange.

         On November 18, 1997, each of the Beneficial Stockholders became directors of the Registrant, Brad C. Thompson became Chief Financial Officer and Senior Vice President of the Registrant and Vice President of each of the Registrant's subsidiaries, Robert W. Hoover became Executive Vice President of the Registrant and Vice President of each of the Registrant's subsidiaries, and Andrew J. Walter became president of Funding, Senior Vice President of the Registrant and Vice President of each of the Registrant's subsidiaries. Andrew
J. Walter has resigned from all of his positions with the Registrant and its subsidiaries effective July 1, 1998.

         Prior to November 18, 1997, none of the Beneficial Stockholders were officers, directors, or beneficial or record holders of the Registrant's securities or otherwise affiliated with the Registrant or any of its affiliates, directors, officers or associates of such directors or officers.

         The funds used by the Registrant to pay the Earnout Obligation and amounts due under the Installment Note were funds from earnings of the Registrant earned in the ordinary course of its business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Audited Financial Statements of Business Acquired for Period Beginning January 1, 1997 (Commencement of Operations) to September 30, 1997.

              Report of Independent Certified Public Accountants

              Balance Sheet

              Statement of Earnings

              Statement of Stockholders' Equity

              Statement of Cash Flows

              Notes to Financial Statements

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Imtek Office Solutions, Inc.

We have audited the accompanying balance sheet of Beneficial Assistance, Inc. as of September 30, 1997 and the related statements of earnings, stockholders' equity and cash flows for the nine month period from January 1, 1997 (commencement of operations) through September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beneficial Assistance, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the nine month period from January 1, 1997 (commencement of operations) through September 30, 1997 in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP
-----------------------
Grant Thornton LLP


BALTIMORE, MARYLAND
OCTOBER 26, 1998

                           BENEFICIAL ASSISTANCE, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

                          ASSETS

CURRENT ASSETS
 Cash                                                               $    58,082
 Escrow deposits                                                      1,279,929
 Prepaid commissions                                                    109,000
                                                                    -----------

  Total current assets                                                1,447,337

PROPERTY AND EQUIPMENT - AT COST
 Computer equipment and software                                         11,163
 Less accumulated depreciation                                             (837)
                                                                    -----------
                                                                         10,326
                                                                    -----------

                                                                    $ 1,457,337
                                                                    -----------
                                                                    -----------

             LIABILITIES AND STOCKHOLDERS' EQUITY



CURRENT LIABILITIES
 Current maturities of notes payable                                $    16,390
 Accounts payable - related party                                        46,600
 Accounts payable - trade                                                17,888
 Accrued liabilities                                                      7,089
 Customer escrow accounts                                             1,279,929
                                                                    -----------

  Total current liabilities                                           1,367,896


NOTES PAYABLE, net of current maturities of $16,000                      56,610


COMMITMENTS AND CONTINGENCIES                                                --


STOCKHOLDERS' EQUITY
 Common stock, $.000001 par value; authorized
  1,000 shares; 100 shares issued and outstanding                            --
 Additional paid-in-capital                                               3,000
 Retained earnings                                                       29,831
                                                                    -----------
                                                                         32,831
                                                                    -----------

                                                                     $1,457,337
                                                                    -----------
                                                                    -----------


                           BENEFICIAL ASSISTANCE, INC.

                             STATEMENTS OF EARNINGS

 PERIOD FROM JANUARY 1, 1997 (COMMENCEMENT OF OPERATIONS) TO SEPTEMBER 30, 1997

--------------------------------------------------------------------------------

REVENUE
 Viatical contract sales                                              $5,423,585

COST OF REVENUE
 Cost of viatical contracts                                            4,885,776
                                                                      ----------

  Gross profit                                                           537,809

SELLING AND GENERAL EXPENSES                                             502,950

INTEREST EXPENSE                                                           5,028
                                                                      ----------

  NET INCOME                                                          $   29,831
                                                                      ----------
                                                                      ----------

EARNINGS PER SHARE

BASIC AND DILUTED INCOME PER COMMON SHARE                             $   298.31
                                                                      ----------
                                                                      ----------

WEIGHTED AVERAGE SHARES OUTSTANDING                                          100
                                                                      ----------
                                                                      ----------

PRO FORMA DATA (UAUDITED)
 Historical income before income taxes                                $   29,831
 Income taxes                                                              9,660
                                                                      ----------

  PRO FORMA NET INCOME                                                $   20,171
                                                                      ----------
                                                                      ----------

PRO FORMA BASIC AND DILUTED INCOME PER COMMON SHARE                   $   201.71
                                                                      ----------
                                                                      ----------


PRO FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                         100
                                                                      ----------
                                                                      ----------


                           BENEFICIAL ASSISTANCE, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

 PERIOD FROM JANUARY 1, 1997 (COMMENCEMENT OF OPERATIONS) TO SEPTEMBER 30, 1997

--------------------------------------------------------------------------------


                                                     Common Stock        Additional
                                                  -------------------     Paid-in       Retained    Stockholders'
                                                  Shares       Amount      Capital       Earnings       Equity
                                                  ------       ------      -------       --------       ------
BALANCE AT JANUARY 1, 1997                           --        $  --       $   --         $   --        $    --

 Issuance of common stock                           100           --        3,000             --          3,000

 Net income for the period                           --           --           --          29,831        29,831
                                                  ------      -------      ------         -------       -------

BALANCE AT SEPTEMBER 30, 1997                       100        $  --       $3,000         $29,831       $32,831
                                                  ------      -------      ------         -------       -------
                                                  ------      -------      ------         -------       -------


                           BENEFICIAL ASSISTANCE, INC.

                             STATEMENT OF CASH FLOWS

 PERIOD FROM JANUARY 1, 1997 (COMMENCEMENT OF OPERATIONS) TO SEPTEMBER 30, 1997

--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                          $  29,831
  Adjustments to reconcile net income to net
   cash provided by operating activities
     Depreciation                                          837
     Changes in assets and liabilities
       Accounts payable                                 17,888
       Accrued expenses                                  7,089
       Accounts payable - related party                 46,600
       Prepaid expenses                               (109,000)
                                                      ---------

         Net cash used in operating activities          (6,755)

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                    (11,163)

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common stock                                3,000
 Proceeds from notes payable                            75,000
 Repayment of notes payable                             (2,000)
                                                      ---------

         Net cash provided by financing activities      76,000
                                                      ---------

         NET INCREASE IN CASH                           58,082

CASH AT BEGINNING OF YEAR                                   --
                                                      ---------
CASH AT END OF YEAR                                  $  58,082
                                                      ---------
                                                      ---------

DISCLOSURE OF CASH FLOW SUPPLEMENTAL INFORMATION:
 Cash paid during the year for interest              $   1,313


NOTE A - SUMMARY OF ACCOUNTING POLICIES

    A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

    DESCRIPTION OF BUSINESS

    Beneficial Assistance, Inc. (the Company), a Maryland corporation, is engaged in the purchase and resale of viaticated insurance policies of terminally ill individuals. The Company contracts with individuals who desire to sell their life insurance policies for cash. The Company conducts this business through a broker network it has established throughout the United States.

    REVENUE RECOGNITION

    The Company recognizes revenue on viatical contracts when title to the policy has been transferred to the purchaser.


    PROPERTY, PLANT AND EQUIPMENT

    The Company provides depreciation and amortization for financial statement purposes over the estimated useful lives of the fixed assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense in the period the charges are incurred. Property, plant and equipment is periodically reviewed to determine recoverability by comparing the carrying value to expected future cash flows.

    The Company depreciates computer hardware and software over a period of five years.

    USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

    INCOME TAXES

    The Company is taxed as an "S" Corporation. No income taxes have been provided for on the earnings of the Company at September 30, 1997 as those income taxes are payable personally by its stockholders. Accordingly, income taxes are not provided for in these financial statements.

    EARNINGS PER SHARE

    Basic earnings per share amounts have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share amounts reflect the increase in weighted average number of common shares outstanding that would result from the assumed conversion of dilutive securities. For the period from January 1, 1997 (commencement of operations) to September 30, 1997, the Company did not have any dilutive securities outstanding.

    FINANCIAL INSTRUMENTS

    The Company's financial instruments include cash, accounts receivable, accounts payable, and notes payable. The carrying amount of these financial instruments approximates their fair market value.


NOTE B - ESCROW DEPOSITS AND CUSTOMER ESCROW ACCOUNTS

    Prospective purchasers of viaticated life insurance policies deposit funds in a "Viatical Trust" bank account administered by an independent trustee (Trustee.) If the prospective purchaser decides not to purchase a policy, the Trustee refunds the deposit, without interest. Upon a sale, the escrowed funds are disbursed by the Trustee to the insured for the agreed purchase price of the life insurance policy. The ownership of the policy is transferred to the Trustee and the purchaser is designated as the beneficiary. The Trustee also makes a disbursement to the Company including fees to the Trustee for its services.

    Upon sale the Trustee also deposits funds into a separate escrow account to pay future premiums on the policy based upon the estimated remaining life of the insured.

    Upon the death of the insured, the Trustee collects the policy proceeds and remits those funds to the purchaser.


NOTE C - NOTES PAYABLE

    The Company has unsecured working capital notes payable to two unrelated individuals which have an aggregate outstanding balance of $73,000 at September 30, 1997. The notes require monthly payments ranging from $744 to $850 and bear interest at 10%. The notes are due on August 1, 2001.

    Scheduled maturities of notes payable for the next five year are as follows:

                      1998                         $16,390
                      1999                          17,810
                      2000                          19,280
                      2001                          19,520


NOTE D - CONCENTRATIONS OF CREDIT RISKS

    The Company maintains its escrow deposit balances at one financial institution. The Federal Deposit Insurance Corporation insures deposits at each institution up to $100,000. Balances in excess of this amount are $1,179,929 at September 30. The Company has not experienced any losses in such accounts and believes it is not exposed to a significant risk.


NOTE E - PRO FORMA INCOME TAXES (UNAUDITED)

    Pro forma adjustments in the statement of earnings for the nine months ended September 30, 1997 reflect a provision for income taxes based upon pro form pretax income as if the Company had be subject to federal and additional state and local income taxes.

    As disclosed in Note A, the Company elected to be taxes as an S Corporation pursuant to the Internal Revenue Code. The pro forma provision for income taxes represents the income tax provisions that would have been reported had the Company been subject to federal and additional state and local income taxes for the nine months ended September 30, 1997. The effective pro forma tax rate of the Company differs from the federal rate primarily due to the effects of state income taxes and nondeductible expenses.

    The pro forma provisions for income taxes, after giving effect to the federal statutory rate and an approximate state tax provision after reflecting the federal tax benefit, consists of the following:


                        Nine months ended September 30,
                                      1997
                       ---------------------------------
                     Federal                       $6,432
                     State                          3,228
                                                   ------
                                                   $9,660
                                                   ------
                                                   ------



    The differences between pro forma tax expense shown in the statement of earnings and the pro forma computed income tax expense based on the federal statutory corporate rate are as follows:


                      Nine months ended September 30, 1997
             -----------------------------------------------------
              Income taxes at federal statutory rate          15.0%
              State income taxes                               7.0
              Nondeductible meals and entertainment           10.3
                                                              ----
                                                              32.3%
                                                              ----
                                                              ----


NOTE F - COMMITMENTS AND CONTINGENCIES

    Concurrent with the purchase of a policy, the Company escrows cash to fund the premiums on the policy. The amount placed in escrow is equal to the premiums required to fund the policy for the life expectancy of the viator. It is possible that this liability will increase beyond the amount which has been escrowed. As of September 30, 1997, the Company has recorded approximately $7,100 to reserve against premium losses. In the opinion of management, the ultimate outcome of this matter will not materially affect the financial position, results of operations or liquidity of the Company.


NOTE G - RELATED PARTY TRANSACTIONS

    The Company leases space and employees from Atlantic Marketing (Atlantic), an entity owned by a stockholder. During the nine months ended September 30, 1997, the Company paid Atlantic $156,000 for such services.

    The Company has $46,600 due to a related party at September 30, 1997 under a working capital advance.


NOTE H - SUBSEQUENT EVENT

  In October 1997, the Company was liquidated and the assets, net of the liabilities, were distributed to Beneficial Assistance, Inc., an entity owned by officers of the Company. Also, in October 1997, it was acquired by Imtek Office Solutions, Inc. (Imtek), an entity owned by stockholders of the Company in exchange for 1,000,000 shares of Imtek's common stock valued at $140,000 and cash of approximately $173,000.

         (b) Pro Forma Financial Statements.

              Introduction to Proforma Financial Statements

              Unaudited Proforma Consolidated Balance Sheet

              Proforma Statement of Earnings

              Notes to Proforma Financial Statements

                          IMTEK OFFICE SOLUTIONS, INC.
               PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS

The following pro forma unaudited condensed balance sheet and statement of earnings have been prepared by taking the balance sheet as of September 30, 1997 and statement of earnings for the year ended September 30, 1997 of Imtek Office Solutions, Inc. (the "Company") and giving effect to the acquisition of Beneficial Assistance, Inc. ("Beneficial") by the Company as if it occurred as of January 1, 1997 (commencement of Beneficial's operations). The revenues and results of operations included in the following pro forma unaudited condensed statement of earnings are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed as of January 1, 1997 (commencement of Beneficial's operations).

These financial statements should be read in conjunction with the notes to the pro forma unaudited condensed balance sheet and statements of earnings, which follow.

                  IMTEK OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                  UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
--------------------------------------------------------------------------------


                                                 Company    Beneficial       Pro Forma          Pro
                                                Historical  Historical      Adjustments        Forma
                                                --------------------------------------------------------
ASSETS
CURRENT ASSETS

 Cash                                            $ 29,118   $   58,082                       $   87,200
 Escrow deposits                                       --    1,279,929                        1,279,929
 Accounts receivable                              393,062                                       393,062
 Inventory                                        485,661                                       485,661
 Notes recievable -  related parties               20,466                                        20,466
 Notes receivable - other                           5,075                                         5,075
 Deposit on equipment                              40,000                                        40,000
 Prepaid Expenses and other current assets             --      109,000                          109,000
                                               -------------------------------------         -----------

  Total current assets                            973,382    1,447,011            --          2,420,393

PROPERTY AND EQUIPMENT - LESS ACCUMULATED
 depreciation and amortization                     33,957       10,326                           44,283

OTHER INTANGIBLE ASSETS                                                    1,190,606(a),(b)   1,190,606
                                               -------------------------------------         -----------
  TOTAL ASSETS                                 $1,007,339   $1,457,337    $1,190,606         $3,655,282
                                               -------------------------------------         -----------
                                               -------------------------------------         -----------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES

 Current maturities of notes payable           $       --      $16,390                          $16,390
 Accounts payable - trade                          81,825       17,888                           99,713
 Accounts payable - related party                  73,063       46,600                          119,663
 Accrued expenses                                  35,411        7,089                           42,500
 Customer escrow accounts                              --    1,279,929                        1,279,929

 Income taxes payable                              20,600                                        20,600
 Notes payable - related party                     22,368                                        22,368
                                               -------------------------------------         -----------

  TOTAL CURRENT LIABILITIES                       233,267    1,367,896            --          1,601,163


NOTES PAYABLE                                          --       56,610                           56,610


COMMITMENTS AND CONTINGECIES                           --                                            --

STOCKHOLDERS' EQUITY (DEFICIT)


 Common Stock                                           5           --                                5
 Additional paid in capital                       715,700        3,000     1,253,269(a)       1,971,969
 Retained earnings                                 58,367       29,831       (62,663)(b)         25,535
                                               -------------------------------------         -----------
  Total stockholders' equity                      774,072       32,831     1,190,606          1,997,509
                                               -------------------------------------         -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $1,007,339   $1,457,337    $1,190,606         $3,655,282
                                               -------------------------------------         -----------
                                               -------------------------------------         -----------



The accompanying notes are an integral part of these financial statements.

                  IMTEK OFFICE SOLUTIONS, INC. AND SUBSIDIARIES

                         PROFORMA STATEMENT OF EARNINGS
                                   (UNAUDITED)



                                       Year Ended September 30, 1997

                                        Company         Beneficial     Pro Forma         Pro
                                       Historical      Historical(c)  Adjustments       Forma
                                      -----------      -------------  -----------    -----------
Revenue
 Equipment and supplies               $ 2,094,972     $        --     $        --    $ 2,094,972
 Merchant banking                                       5,423,585                      5,423,585
                                      ----------------------------------------------------------
                                        2,094,972       5,423,585              --      7,518,557
Cost of revenue
 Equipment related costs                1,868,703              --              --      1,868,703
 Merchant banking                              --       4,885,776              --      4,885,776
                                      ----------------------------------------------------------
  Total cost of fees and sales          1,868,703       4,885,776              --      6,754,479
                                      ----------------------------------------------------------
  Gross profit                            226,269         537,809              --        764,078


Selling and General Expense               153,836         502,950          62,663(b)     719,449
                                      ----------------------------------------------------------
  Operating income (loss)                  72,433          34,859         (62,663)        44,629

Interest expense (income)                  (6,534)          5,028              --         (1,506)
                                      ----------------------------------------------------------
  before provision for income taxes        78,967          29,831         (62,663)        46,135

Provision for income taxes                 20,600           9,660              --         30,260
                                      ----------------------------------------------------------
  NET INCOME (LOSS)                   $    58,367     $    20,171     $   (62,663)   $    15,875
                                      ----------------------------------------------------------
                                      ----------------------------------------------------------

Earnings (loss) per share:
 Basic                                $      0.03                                    $      0.00
 Diluted                              $      0.03                                    $      0.00

WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic                                  2,253,425                       1,000,000      3,253,425
 Diluted                                2,253,425                       1,000,000       3,253,425



The accompanying notes are an integral part of these financial statements.

Notes to Pro Forma Balance Sheet and Statement of Earnings

(a) To record the goodwill associated with the transaction.
(b) To amortize the goodwill associated with the transaction based upon a fifteen-year life.
(c) Beneficial commenced operations on January 1, 1997.

(c) Exhibits.

Exhibit Index and Description:


         Number         Description
         ------         -----------
         27             Financial Data Schedule

         99             Additional Exhibits

         99.1 Restated Beneficial Assistance Asset Purchase Agreement dated September 30, 1998 but made effective October 1,
                        1997, fully set forth as Exhibit 2.1 of the Annual
                        Report of Registrant filed on Form 10-K on October 13,
                        1998, and incorporated herein by reference.

         99.2           Restated Thompson Exchange Agreement dated September 30,
                        1998 but made effective October 30, 1997, fully set forth as Exhibit 2.2 of the Annual Report of Registrant filed on Form 10-K on October 13, 1998, and incorporated herein by reference.

         99.3 Restated Earnout Agreement dated September 30, 1998 but made effective October 30, 1997, fully set forth as
                        Exhibit 2.3 of the Annual Report of Registrant filed on Form 10-K on October 13, 1998, and incorporated herein by reference.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  IMTEK OFFICE SOLUTIONS, INC.
                                  (Registrant)

Date:  June 15, 1999               By:  /s/ Edwin C. Hirsch
                                  -----------------------------
                                  Edwin C. Hirsch, President


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